UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2014

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Amended Credit Facility
On January 13, 2014, Cole Corporate Income Operating Partnership II, LP (“CCI II OP”), the operating partnership of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), entered into a $100.0 million secured revolving credit facility (the “Credit Facility”) pursuant to a credit agreement, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2014 (the “January 13th Form 8-K”), as modified (the “Credit Agreement”), with J.P. Morgan Securities, LLC and Regions Capital Markets, as joint lead arrangers and bookrunners, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, swing line lender, letter of credit issuer and documentation agent, JPMorgan Chase and Regions Bank as co-syndication agents, and other lending institutions that may become parties to the Credit Agreement (collectively with JPMorgan Chase and Regions Bank, the “Lenders”). On July 8, 2014, CCI II OP entered into a second modification and lender joinder agreement to the Credit Agreement (the “Modification Agreement”) with JPMorgan Chase, as administrative agent for the Lenders, and U.S. Bank National Association, as a new lender and documentation agent, replacing JPMorgan Chase as documentation agent, in order to increase the maximum principal amount of the Credit Facility (the “Amended Credit Facility”) to $150.0 million in revolving loans (the “Revolving Loans”).
The Modification Agreement further specified that when the Amended Credit Facility is converted to an unsecured revolving credit facility, the Revolving Loans will bear interest at rates depending upon the type of loan specified by CCI II OP. For a eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by CCI II OP, multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Credit Agreement as the total consolidated outstanding indebtedness of the Company divided by the total consolidated asset value of the Company and further modified in the Modification Agreement (the “Amended Leverage Ratio”), and will range from 1.70% at an Amended Leverage Ratio of 40.0% or less to 2.75% at an Amended Leverage Ratio greater than 65.0%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of (i) JPMorgan Chase’s Prime Rate; (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%; or (iii) one-month LIBOR multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus 1.0% plus the applicable rate (the “Base Rate Applicable Rate”). The Base Rate Applicable Rate will be based upon the Amended Leverage Ratio, and range from 0.70% at an Amended Leverage Ratio of 40.0% or less to 1.75% at an Amended Leverage Ratio greater than 65.0%.
CCI II OP paid certain fees under the Modification Agreement, including an up-front fee. CCI II OP will also pay an annualized fee for any unused portion of the Amended Credit Facility (the “Amended Unused Fee”). When the Amended Credit Facility is converted to an unsecured revolving credit facility, the Amended Unused Fee will be based upon the Amended Leverage Ratio, and will be equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360 day year) equal to 0.25% at an Amended Leverage Ratio of 45.0% or less and 0.30% at an Amended Leverage Ratio greater than 45.0%. All other terms of the Credit Facility described in the January 13th Form 8-K remain unchanged.
Property Acquisition
Wyle CAS Group — Huntsville, Alabama — On July 9, 2014, ARCP OFC Huntsville AL, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCI II OP, entered into an agreement of purchase and sale with Copter Properties LLC, an Alabama limited liability company (the “Seller”), which is not affiliated with the Company, Cole Corporate Income Advisors II, LLC (“CCI II Advisors”), the Company’s advisor, or affiliates (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, CCI II OP purchased a 120,000 square foot single-tenant office building leased to CAS, Inc., located in Huntsville, Alabama (the “Property”), for a purchase price of approximately $23.1 million, exclusive of closing costs. The Property was constructed in 2013.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information pertaining to the property acquisition set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.
On July 9, 2014, CCI II OP, through its wholly-owned subsidiary, acquired the Property from the Seller. The principal provisions of the lease at the Property are set forth in the following table:

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Property	Tenant	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (1)	Effective Annual Base Rent (2)		Effective Base Rent per Square Foot (2)	Lease Term (3)
Wyle CAS Group Office — Huntsville, AL	CAS, Inc.	120,000	100%	2/5 yr.	$1,918,800	(4)	$15.99	7/9/2014	–	8/31/2023

(1)	Represents the number of renewal options and the term of each option.

(2)	Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.

(3)
Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, the Company intends for its properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4)	The annual base rent under the lease increases every year by 2.5% of the then-current annual base rent.
The purchase of the Property was funded with proceeds from the Company’s ongoing public offering of common stock and borrowings from the Amended Credit Facility. In connection with the acquisition, on July 9, 2014, CCI II OP borrowed approximately $46.8 million under the Amended Credit Facility and repaid $14.0 million of borrowings that were outstanding under the Company’s revolving line of credit with Series C, LLC, an affiliate of CCI II Advisors, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2014 (the “Amended Series C Loan”). As of July 9, 2014, the amount outstanding under the Amended Series C Loan was $28.0 million. As of July 9, 2014, the borrowing base under the Amended Credit Facility based on the underlying collateral pool for qualified properties allowed for total borrowings of $150.0 million and the amount outstanding under the Amended Credit Facility was approximately $146.8 million. In connection with the acquisition, the Company paid an affiliate of CCI II Advisors an acquisition fee of $461,000.
In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Property, the Company considered a variety of factors, including the condition and financial performance of the Property; the terms of the existing lease and the creditworthiness of the tenants; property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to incur any significant costs to renovate, improve or develop the Property, and the Company believes that the Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Amended Credit Facility set forth under Item 1.01 of this Current Report on Form 8-K and the Company’s borrowings under the Amended Credit Facility set forth under Item 2.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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